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                                                                   EXHIBIT 10.22
                    ADDENDUM NO. 2 TO EMPLOYMENT AGREEMENT

     This Addendum No. 2 to the Employment Agreement (the "Addendum") is entered
                                                           --------
into this 8th day of February 2000 by and between Pointshare Corporation, a Delaware corporation (the "Company"), and Timothy J. Kilgallon ("Kilgallon").
                           -------                               ---------

WHEREAS, the Company and Kilgallon are parties to that certain Employment Agreement dated as of July 18, 1997 and Addendum to Employment Agreement dated June 30, 1999 (the "Agreement").
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     WHEREAS, the Company and Kilgallon hereby desire to supplement certain provisions of the Agreement relating to compensation to Kilgallon.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     1. New Sections 3(g) and (h) shall be added to the Agreement reading as follows:

          (g) Additional Grant.  Kilgallon will be granted a non-qualified
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option to purchase an additional 700,000 shares of the Company's Common Stock under, and pursuant to the terms of, the Company's 1996 Amended and Restated Stock Option Plan, including without limitation Section 11 thereof, at an exercise price equal to the fair market value (as determined by the Company's Board of Directors) on the date of grant (currently estimated to be $0.125 per share) (the "Additional Shares"). Such Additional Shares will vest and become
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exercisable as follows, provided Kilgallon continues to provide services to the
Company:

                    (i) 200,000 shares will vest over a four-year period as follows: Twenty-five percent (25%) of the shares will vest on July 1, 2000 and one-thirty-sixth (1/36th) of the remaining seventy-five percent (75%) of the shares will vest ratably at the end of each month thereafter upon Kilgallon's completion of each month of service with the Company.

                    (ii) 500,000 shares will vest as follows:

                         (A) 100,000 shares upon the earlier of (A) the closing of a private equity financing with gross proceeds to the Company of at least $20.0 million and
                         (B) June 30, 2003;

                         (B) 200,000 shares upon the earlier of (A) the closing of the Company's initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended or upon a "Change in Control" (as defined below) and (B) June 30, 2003; and

                         (C) 50,000 shares upon consummation of each agreement with a corporate or strategic partner (as evidenced by an equity investment or an agreement to
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                         collaborate with respect to development, marketing or
                         product offering) up to a maximum of 200,000 shares for four such agreements; provided that in any event such 200,000 shares shall be deemed fully vested on June 30, 2003 if Kilgallon is still providing services to the Company.

     "Change of Control" shall mean any acquisition of the Company, whether by merger (except for a merger effected solely for the purposes of changing the domicile of the Company) or any other transaction or series of related transactions in which the shareholders of the Company immediately prior thereto own less than a majority of the voting stock of the Company (or its successor or parent) immediately thereafter.

     2. Except as provided herein, the Agreement shall remain in full force and effect. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of this Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     3. Nothing in this Amendment, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment, except as expressly provided herein.

     4. This Amendment shall be governed by and construed under the laws of the State of Washington.

     5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature page follows]

                                      -2-
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     IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

                          POINTSHARE CORPORATION:

                              /s/
                          By:_______________________________
                          Name:_____________________________
                          Its:______________________________

                          Address:   1300 114th Avenue SE, Suite 100
                                     Bellevue, WA  98004


KILGALLON:

/s/ Timothy J. Kilgallon
__________________________
Timothy J. Kilgallon

Address:__________________
        __________________
        __________________